UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  November 9, 2005

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

In the first quarter of 2004, in connection with emergence of its business from reorganization, the Company granted to approximately 30 of its employees or directors options to acquire common stock of the Company at an exercise price of $10.00 per share (the “Original Options”).  The Company’s 2003 Stock Incentive Plan authorized the issuance of options granted prior to May 10, 2004 at an exercise price of $10.00 per share, the fair market value of the Company’s common stock at the time of emergence from reorganization. The fair market value of the Company’s stock on the various grant dates of the Original Options was in each case higher than $10.00 (ranging from $13.00 to $15.75).

In 2005, Section 409A was added to the Internal Revenue Code to govern nonqualified deferred compensation plans, including nonqualified stock options that do not meet certain criteria.  Due to the lower-than-market-value exercise price, the Original Options vesting after December 31, 2004 were not exempted from the application of Section 409A, which would have resulted in immediate taxation to the holder, plus substantial penalties and interest, unless amended to comply with Section 409A.  Consequently, in order to avoid these unforeseeable and unintended results, and in accordance with transition relief specified in IRS and Treasury Notice 2005-1 and proposed regulations under Section 409A issued in September 2005, the Board of Directors of the Company on November 9, 2005 approved an amendment to certain of the Original Options, including the non-exempt options held by executive officers David S. Aldridge, H. Patrick Jack, and Justin F. Deedy, Jr. (100,000 options each) and director Monte R. Haymon (30,500 options), to increase the exercise price to the fair market value of the Company’s common stock on the grant dates of the Original Options (the “Amended Options”).

In order to compensate the holders of the Amended Options for the increase in exercise price, the Board of Directors also approved a grant to each such person of an award of restricted stock of the Company having a value as of the close of business on November 1, 2005 approximately equal to the amount by which the exercise price of the Amended Options was increased, rounding to the nearest whole number of shares.  These shares of restricted stock will vest prorata on or about the dates the Amended Options will vest.  Based on this formula, Messrs. Aldridge and Deedy received 17,648 shares each, Mr. Jack received 22,058 shares, and Mr. Haymon received 10,317 shares of restricted stock.

Forms of the award certificates evidencing the Amended Options and the related restricted stock awards are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

tem 9.01.               Financial Statements and Exhibits.

                (a)           Not applicable

                (b)           Not applicable

(c)           Exhibits

                Exhibit Number     Description

10.1                                                                                           Form of Stock Option Certificate

10.2                                                                                           Form of Restricted Stock Award Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.
Dated: November 14, 2005
	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer